UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

September 28, 2010 (September 23, 2010)

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth below under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of Acquisition

On September 23, 2010, Graham Packaging GP Acquisition LLC and Graham Packaging LP Acquisition LLC, each subsidiaries of Graham Packaging Holdings Company, completed their acquisition (the “Liquid Container Acquisition”) of Liquid Container L.P., a Delaware limited partnership (“Liquid Container”) pursuant to a Stock and Unit Purchase Agreement (the “Stock and Unit Purchase Agreement”) by and among (a) Liquid Container, (b) each of Liquid Container’s limited partners (the “Liquid Container Limited Partners”) and (c) each of the stockholders (the “Stockholders”) of (i) Liquid Container Inc., a Delaware corporation, (ii) CPG-L Holdings, Inc., a Delaware corporation, and (iii) WCK-L Holdings, Inc., a Delaware corporation (together with Liquid Container Inc., CPG-L Holdings, Inc. and Liquid Container, the “Liquid Container Entities”).

Pursuant to the Purchase Agreement, Graham Packaging GP Acquisition LLC and Graham Packaging LP Acquisition LLC purchased, respectively, all of the shares from the Stockholders and all of the limited partnership units from the Liquid Container Limited Partners for a purchase price of $568.0 million plus cash on hand, minus certain indebtedness and including a net working capital adjustment. In accordance with the Stock and Unit Purchase Agreement, part of the purchase price was used to repay Liquid Container’s outstanding indebtedness and pay certain fees and expenses. Liquid Container and its subsidiaries and the Liquid Container Entities are now wholly-owned subsidiaries of Graham Packaging Company, L.P. and, together with Graham Packaging GP Acquisition LLC and Graham Packaging LP Acquisition LLC, are guarantors under the Senior Secured Credit Agreement (as defined below) and the 8.25% Senior Notes due 2018.

A copy of the press release announcing the Liquid Container Acquisition, the entry into the Sixth Amendment to the Senior Secured Credit Agreement and the issuance of the 8.25% Senior Notes due 2018 (collectively, the “Transactions”) is included herein as Exhibit 99.1 and is incorporated herein by reference.

Financing of Acquisition

1.	Senior Secured Credit Agreement

On September 23, 2010, in connection with the Transactions, the registrant’s wholly-owned subsidiary, Graham Packaging Company, L.P., and its wholly-owned subsidiary, GPC Capital Corp. I (together with Graham Packaging Company, L.P., the “Borrowers”), entered into the Sixth Amendment to the Senior Secured Credit Agreement (the “Amendment”), dated as of September 23, 2010, among the parties listed herein, amending Graham Packaging Company, L.P.’s Senior Secured Credit Agreement, dated as of October 7, 2004 (the “Senior Secured Credit Agreement”).

Pursuant to the Amendment, the Borrowers have entered into a new term loan facility in an aggregate principal amount of $913.0 million (the “Term Loan D”). The Term Loan D was issued with approximately $2.6 million of discount that will be amortized and included as interest expense as the Term Loan D matures. Of the approximately $910.4 million of proceeds received under the Term Loan D, approximately $563.6 million, plus existing cash, was used to repay in full the amount outstanding under the existing term loan B (including accrued interest) of the Senior Secured Credit Agreement, and the approximately $346.8 million remaining proceeds were used to finance the Liquid Container Acquisition and pay related costs and expenses.

The applicable margin for borrowings under the Term Loan D is 3.25% with respect to base rate borrowings and 4.25% with respect to LIBOR borrowings. The prepayment terms, covenants, events of default and voting arrangements applicable to the Term Loan D are the same as those applicable to the existing term loan facilities under the Senior Secured Credit Agreement.

The Amendment provides that the Borrowers will be permitted to increase the Term Loan D at any time in an amount not to exceed $300 million, subject to certain conditions. In addition, the Borrowers can request increases of the Term Loan D to repay amounts outstanding under the existing term loan C under the Senior Secured Credit Agreement (the “Term Loan C”). Such incremental amounts borrowed under the Term Loan D to repay the Term Loan C will not reduce the $300 million threshold.

Interest Rate

Borrowings under the Term Loan D bear interest at a rate equal to the applicable margin described above plus, at the Borrowers’ option, either (a) a base rate determined by reference to the highest of (1) Deutsche Bank AG’s prime rate, (2) the federal funds rate plus  1/2 of 1% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for the interest period relevant to such borrowing adjusted for certain additional costs and subject to a floor of 1.75%.

Amortization

The Term Loan D will mature on the earliest of (i) September 23, 2016, (ii) the date that is 91 days prior to the maturity of the Issuers’ (as defined below) 8 1/4 % Senior Notes due October 2017 if such senior notes have not been repaid or refinanced in full by such date or (iii) the date that is 91 days prior to the maturity of the Issuers’ 9 7 /8% Senior Subordinated Notes due October 2014 if such senior subordinated notes have not been repaid or refinanced in full by such date. The Borrower is required to repay installments on the loans under the Term Loan D in quarterly installments, commencing on December 31, 2010, in aggregate annual amounts equal to 1.00% of the funded total principal amount, with the remaining amount payable on the maturity date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

2.	Senior Notes due 2018

Overview

On September 23, 2010, in connection with the Transactions, Graham Packaging Company, L.P. and its wholly-owned subsidiary, GPC Capital Corp. I (together with Graham Packaging Company, L.P., the “Issuers”), issued $250,000,000 aggregate principal amount of 8.25% senior notes due 2018 (the “Notes”), which mature on October 1, 2018, pursuant to an indenture, dated as of September 23, 2010 (the “Indenture”), among the Issuers, the guarantors party thereto and The Bank of New York Mellon, as trustee.

Interest on the Notes will be payable in cash on April 1 and October 1 of each year, commencing on April 1, 2011. The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes are the Issuers’ senior unsecured obligations and rank senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness, including the Issuers’ 9 7/8% senior subordinated notes due 2014 (the “existing senior subordinated notes”); rank equally in right of payment with all of the Issuers’ existing and future senior indebtedness, including the Issuers’ Senior Secured Credit Agreement and the Issuers’ 8 1/4% Senior Notes due 2017 (the “existing senior notes”); are effectively subordinated in right of payment to the Issuers’ secured indebtedness (including obligations under the Senior Secured Credit Agreement) to the extent of the value of the collateral securing such indebtedness; and are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of Graham Packaging Company, L.P.’s existing and future non-guarantor subsidiaries.

Guarantees

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by Holdings and certain of the Graham Packaging Company, L.P.’s subsidiaries. Holdings and such subsidiary guarantors are collectively referred to herein as the “guarantors,” and such guarantees are collectively referred to herein as the “guarantees.” Each guarantee ranks senior in right of payment to all existing and future subordinated indebtedness of the guarantors, including the existing senior subordinated notes; ranks equally in right of payment with all existing and future senior indebtedness of the guarantors, including the Senior Secured Credit Agreement and the existing senior notes; is effectively subordinated in right of payment to all existing and future secured indebtedness (including the guarantees of the Senior Secured Credit Agreement) to the extent of the value of the guarantor’s collateral securing such indebtedness; and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the Notes. Any guarantee of the Notes by a subsidiary will be released in the event such guarantee is released under the Senior Secured Credit Agreement.

Optional Redemption

At any time prior to October 1, 2014, the Issuers may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the greater of (1) 1.0% of the then outstanding principal amount of the Notes and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at October 1, 2014 (as set forth in the table appearing below), plus (ii) all required interest payments due on the Notes through October 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of such note (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after October 1, 2014, the Issuers may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, on the notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%

In addition, until October 1, 2014, the Issuers may, at their option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 108.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, with the net cash proceeds of one or more equity offerings by the Company or any direct or indirect parent of the Company; provided that at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its subsidiaries); provided further that each such redemption occurs within 120 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Issuers to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

Covenants

The Indenture contains covenants limiting, among other things, the ability of the Issuers and the Company’s restricted subsidiaries to (subject to certain exceptions):

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions or repurchase certain capital stock or make other restricted payments;

•	make certain investments;

•	prepay existing senior subordinated notes;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•	enter into certain transactions with their affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. During any period in which the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s and no default has occurred and is continuing under the Indenture, we will not be subject to many of the covenants.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

3.	Registration Rights Agreement

The Issuers will use their reasonable best efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Notes as part of offers to exchange freely tradable exchange notes for the Notes. The Issuers will use their reasonable best efforts to cause each exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective within 365 days after the issue date of the Notes. If the Issuers fail to meet this target, which the Issuers will call a “registration default,” the interest rate on the Notes will increase by 0.25% per annum. The interest rate on the Notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0%. If the registration default is corrected, the applicable interest rate on the Notes will revert to the original level. If the Issuers must pay additional interest, they will pay it in cash on the same dates that other interest payments are made on the Notes until the registration default is corrected.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in subsections 1 and 2 under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01. Other Events

On September 23, 2010, the Company announced that it completed the Transactions described above. The text of the press release is set forth as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of Liquid Container required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K report not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated as of September 23, 2010, among Graham Packaging Company, L.P., GPC Capital Corp. I, the Guarantors named therein and the Bank of New York Mellon, as Trustee.

Exhibit 4.2	Form of 8.25% Senior Notes due 2018 (included in Exhibit 4.1).

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of September 23, 2010, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein and Deutsche Bank AG Cayman Islands Branch, as administrative agent for the lenders.

Exhibit 99.1	Press Release dated September 23, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

Date: September 28, 2010	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated as of September 23, 2010, among Graham Packaging Company, L.P., GPC Capital Corp. I, the Guarantors named therein and the Bank of New York Mellon, as Trustee.

Exhibit 4.2	Form of 8.25% Senior Notes due 2018 (included in Exhibit 4.1).

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of September 23, 2010, among Graham Packaging Holdings Company, Graham Packaging Company, L.P., as the borrower, GPC Capital Corp. I, as the co-borrower, the lenders named therein and Deutsche Bank AG Cayman Islands Branch, as administrative agent for the lenders.

Exhibit 99.1	Press Release dated September 23, 2010.